Exhibit 23
PNC CPAS
CONSENT OF INDEPENDENT ACCOUNTANTS
Board of Directors
Express-1 Expedited Solutions, Inc.
Buchanan, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112899) of Express-1 Expedited Solutions, Inc. of our report dated March 25, 2007, relating to the consolidated financial statements of Express-1 Expedited Solutions, Inc., which appear in Express-1 Expedited Solutions, Inc.’s Form 10-K for the year ended December 31, 2006, filed with the United States Securities and Exchange Commission on March 29, 2007.

/s/ Pender Newkirk & Company LLP
Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
March 29, 2007